CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 27 to Registration Statement No 333-89389 on Form N-1A of our report dated November 21, 2012, relating to the financial statements and financial highlights of BlackRock Large Cap Series Funds, Inc. (the “Series”), including BlackRock Large Cap Core Plus Fund, BlackRock Large Cap Core Fund, BlackRock Large Cap Growth Fund, and BlackRock Large Cap Value Fund, appearing in the Annual Reports on Form N-CSR of the Series for the year ended September 30, 2012; of our report dated November 28, 2012, relating to the financial statements and financial highlights of the Series, including BlackRock Large Cap Core Retirement Portfolio, BlackRock Large Cap Growth Retirement Portfolio and BlackRock Large Cap Value Retirement Portfolio, appearing in the Annual Report on Form N-CSR of the Series for the year ended September 30, 2012; and of our report dated November 21, 2012 relating to the financial statements and financial highlights of Master Large Cap Series LLC, including Master Large Cap Core Portfolio, Master Large Cap Growth Portfolio and Master Large Cap Value Portfolio, appearing in the Annual Report on Form N-CSR of the Series for the year ended September 30, 2012. We also consent to the references to us under the headings “Financial Highlights” and “Funds and Service Providers” in the Prospectuses and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts

January 25, 2013